EXHIBIT 99.2

THIS ANNOUNCEMENT IS NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY IN OR INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF THAT JURISDICTION.
THIS IS AN ANNOUNCEMENT OF A POSSIBLE OFFER UNDER RULE 2.4 OF THE CITY CODE ON TAKEOVERS AND MERGERS (THE “CITY CODE” OR THE "CODE"). THIS ANNOUNCEMENT IS NOT AN ANNOUNCEMENT OF A FIRM INTENTION TO MAKE AN OFFER UNDER RULE 2.7 OF THE CITY CODE (A “FIRM OFFER”) AND THERE CAN BE NO CERTAINTY THAT A FIRM OFFER WILL BE MADE, EVEN IF THE PRE-CONDITION (AS DEFINED BELOW) IS SATISFIED.
THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION FOR THE PURPOSES OF ARTICLE 7 OF REGULATION (EU) NO 596/2014 ("MAR"). UPON THE PUBLICATION OF THIS ANNOUNCEMENT, THE INSIDE INFORMATION IS NOW CONSIDERED TO BE IN THE PUBLIC DOMAIN FOR THE PURPOSES OF MAR.

6 September 2018

Statement regarding possible offer for Phaunos Timber Fund Limited (“Phaunos”)

CatchMark Timber Trust, Inc. (“CatchMark” or the “Company”) announces that it has made an approach to the Board of Phaunos (the “Phaunos Board”) regarding a possible offer by CatchMark for the entire issued and to be issued share capital of Phaunos (the “Possible Offer”).

Key terms of the Possible Offer

The Possible Offer values each ordinary share in the capital of Phaunos (a “Phaunos Share”) at US$0.57 (the “Possible Offer Value”) to be paid in new shares of common stock of CatchMark (the “New CatchMark Common Shares”). As of 5 September 2018 (being the latest practicable date prior to the date of this announcement (the “Announcement”)), the Possible Offer Value implied an exchange ratio of 0.046 of a New CatchMark Common Share for each Phaunos Share (the “Securities Exchange Ratio”).

The announcement of any Firm Offer is subject to the section headed “Pre-condition and reservations” set out below. There can be no certainty that a Firm Offer will be made, even if the Pre-condition (as defined below) is satisfied.

Strategic rationale for the Possible Offer

The Board of CatchMark (the “CatchMark Board”) believes that a Firm Offer, if made, would provide Phaunos Shareholders with an attractive premium to the closing Phaunos Share price of $0.50 as at 5 September 2018, together with meaningful participation in future potential value creation over time in an enlarged CatchMark group.

If consummated, a Firm Offer would, at current stock prices, be accretive to CatchMark’s cash available for distribution (“CAD”), improve credit metrics by deleveraging the Company, and result in a company with an $850 million equity value and a $1.3 billion enterprise value.

In addition to these benefits, the CatchMark Board believes that there would be an opportunity to extract cost synergies from eliminating the overlap in costs between CatchMark and Phaunos.

Pre-condition and reservations

The announcement of any Firm Offer is subject to (i) Phaunos’ interest in the Matariki Forestry Group (the “Matariki Interest”) not having been disposed of or transferred (including, without limitation, pursuant to the acquisition notice served by Rayonier Canterbury LLC (“Rayonier”) on Phaunos (as announced by Phaunos on 28 August 2018)) or mortgaged or charged, nor having had any security interest created over it, nor otherwise ceasing to be available to Phaunos; and (ii) the legal proceedings initiated by Rayonier in respect of the Matariki Interest announced by Phaunos on 28 August 2018, and any other legal proceedings associated or connected therewith (whether in existence as at the date of this Announcement or that may be initiated hereafter), having been settled, withdrawn or otherwise resolved to CatchMark’s satisfaction (the “Pre-condition”).

CatchMark reserves the right to waive the Pre-condition. However, there can be no certainty that a Firm Offer will ultimately be made, even if the Pre-condition is satisfied.

Pursuant to Rule 2.5 of the Code, CatchMark reserves the right to introduce other forms of consideration and/or to vary the form of the consideration to be paid pursuant to any Firm Offer, if made, referred to in this Announcement.

CatchMark reserves the right to reduce or set aside the Possible Offer Value and/or at any time to make a Firm Offer on less favourable terms in the following circumstances:

a)	with the recommendation or consent of the Phaunos Board;

b)	if a third party announces a firm intention to make an offer for Phaunos pursuant to Rule 2.7 of the City Code (other than the firm offer made by Stafford Capital Partners Limited);

c)	following the announcement by Phaunos of a “whitewash” transaction pursuant to the City Code; or

d)
Phaunos announces, declares, pays or makes a dividend or any other distribution to its shareholders (in which case the consideration payable under any Firm Offer will be adjusted by the amount of the dividend or distribution).

The Securities Exchange Ratio referred to in this Announcement is the exchange ratio of New CatchMark Common Shares to Phaunos Shares as at 5 September 2018, based on the Possible Offer Value of $0.57 per Phaunos Share, and is provided for information purposes only. The actual Securities Exchange Ratio is dependent on the price of CatchMark’s shares of common stock at the time of announcement of any Firm Offer, if made.

In accordance with Rule 2.6(d) of the City Code, CatchMark is required (except with the consent of the Panel), by not later than 5.00 p.m. (UK time) on 22 September 2018, either to announce a firm intention to make an offer in accordance with Rule 2.7 of the City Code or to announce that it does not intend to make an offer, in which case the announcement will be treated as a statement to which Rule 2.8 of the City Code applies.

If CatchMark announces that it does not intend to make an offer for Phaunos, CatchMark and any person(s) acting in concert with it will, except with the consent of the Panel, be bound by the restrictions contained in Rule 2.8 of the City Code for six months from the date of such announcement.

A further announcement will be made in due course.

The person responsible for arranging for the release of this announcement on behalf of CatchMark is Jerry Barag, Chief Executive Officer.

Enquiries:

Miller Ryan LLC (Public Relations adviser to CatchMark)
Mary Beth Ryan	+1 (203) 268-0158

DC and DCS Advisory (Joint Financial adviser to CatchMark)
Richard Pulford James Flicker	+44 (0) 161 362 6800 +1 (212) 904 9280

In accordance with Rule 26.1 of the Code, a copy of this announcement will be available at www.catchmark.com by not later than 12 noon (UK time) on 7 September 2018. The content of the website referred to in this Announcement is not incorporated into and does not form part of this Announcement.

This Announcement is not intended to, and does not, constitute, represent or form part of any offer, invitation or solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities whether pursuant to this Announcement or otherwise.

The distribution of this Announcement in jurisdictions outside the United Kingdom may be restricted by law or regulation and therefore any person who comes into possession of this Announcement should inform themselves about, and comply with, such restrictions. Any failure to comply with such restrictions may constitute a violation of the securities laws or regulations of any such relevant jurisdiction.

Sources and Bases

Unless otherwise stated in this Announcement:

a)	CAD accretion:

The value attributed to CatchMark’s 2017 CAD is $22,938,000, as disclosed by CatchMark in its Company Overview Presentation Update August 10, 2018. The value attributed to Phaunos’s 2017 CAD is $18,933,000 per the Phaunos Timber Fund Limited Annual Report & Consolidated Financial Statements for the year ended 31 December 2017, which is comprised of Phaunos Consolidated CAD of $2,700,000, Matariki Forestry Group CAD of $15,678,000, and Aurora Forestal Limited CAD of $555,000. The analysis assumes that 100 per cent. of Phaunos shareholders accept the Possible Offer and that 22,890,030 New CatchMark Common Shares are issued. The analysis excludes the impact of transaction fees incurred by CatchMark in relation to the Possible Offer.

b)	Improved credit metrics:

The value attributed to CatchMark’s debt and cash balance is $468.6 million and $21.3 million respectively, as of 31 July 2018, as disclosed by CatchMark in its Form 10-Q filing with the United States Securities and Exchange Commission. CatchMark’s equity market capitalisation is assumed to increase by $284,065,272, calculated by multiplying the Possible Offer Value by the Phaunos Shares outstanding.

About CatchMark
CatchMark Timber Trust, Inc. (NYSE: CTT) is a self-administered and self-managed, publicly-traded timberland REIT that strives to deliver superior risk-adjusted returns for all stakeholders through disciplined acquisitions, sustainable harvests, and well-timed real estate sales. Headquartered in Atlanta and focused exclusively on timberland ownership and management, CatchMark began operations in 2007 and owns interests in approximately 1.6 million acres of timberlands located in Alabama, Florida, Georgia, Louisiana, North Carolina, South Carolina, Tennessee and Texas. For more information, visit www.catchmark.com.

Rule 2.9 Information

In accordance with Rule 2.9 of the Code, CatchMark confirms that, as at the date of this Announcement, it has issued share capital consisting of 49,116,093 shares of common stock of $0.01 par value each. There are no shares of common stock held in treasury. The shares of common stock trade on the New York Stock Exchange. The International Securities Identification Number (ISIN) of the shares of common stock is US14912Y2028.
Dealing disclosure requirements

Under Rule 8.3(a) of the Code, any person who is interested in one per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified.

An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in one per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3 of the City Code.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4 of the City Code).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures can be found in the Disclosure Table on the Panel's website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Cautionary notes regarding forward-looking statements

This Announcement, oral statements made regarding the Possible Offer, and other information published by CatchMark contain statements which are, or may be deemed to be, “forward-looking statements”. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of CatchMark about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements.

The forward-looking statements contained in this Announcement include, among others, statements relating to the potential exposure of Phaunos to market risks and statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions.

Although CatchMark believes that the expectations reflected in such forward-looking statements are reasonable, CatchMark can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors. All forward-looking statements contained in this Announcement are expressly qualified in their entirety by the cautionary notes contained or referred to in this section, and you are cautioned not to place undue reliance on these forward-looking statements.

Neither CatchMark nor any of its associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this Announcement will actually occur.

Other than in accordance with its legal or regulatory obligations, CatchMark is under no obligation, and CatchMark expressly disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

No statement in this Announcement is intended as a profit forecast or profit estimate.

Important Notice

Daiwa Corporate Advisory Limited (“DC Advisory”), which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting as joint financial adviser exclusively for CatchMark and no one else in connection with the matters referred to in this Announcement and will not regard any other person as its client in relation to the matters referred to in this Announcement and will not be responsible to anyone other than CatchMark for providing the protections afforded to clients of DC Advisory, nor for providing advice in relation to the matters referred to in this Announcement. Neither DC Advisory nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract or in tort, under statute or otherwise) to any person who is not a client of DC Advisory in connection with this Announcement, any statement contained therein or otherwise.
DCS Advisory LLC (“DCS Advisory”), which is a broker-dealer that is registered in the United States of America with the US Securities and Exchange Commission, is acting as joint financial adviser exclusively for CatchMark and no one else in connection with the matters referred to in this Announcement and will not regard any other person as its client in relation to the matters referred to in this Announcement and will not be responsible to anyone other than CatchMark with respect to any services afforded to clients of DCS Advisory, nor for providing advice in relation to the matters referred to in this Announcement. Neither DCS Advisory nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract or in tort, under statute or otherwise) to any person who is not a client of DCS Advisory in connection with this Announcement, any statement contained therein or otherwise.